Exhibit 99.1
Plumas Bank Enters into Agreement with its Regulators
QUINCY, California, March 21, 2011 — Plumas Bancorp (NASDAQ:PLBC), the parent company of Plumas Bank, reported that Plumas Bank has entered into a consent order with the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. Plumas Bank has agreed to a number of conditions: continue to reduce certain classified asset balances, maintain strong capital ratios, improve lending policies and practices, and retain qualified management as stated in the terms of the order.
“Appropriate steps to comply with the order are underway and the bank is on track to meet its conditions within the required time period,” Plumas Bank interim president and CEO Andrew J. Ryback said. He continued, “The order serves to formalize and reinforce our on-going plans to strengthen the company and continue to implement the bank’s strategic plan. Currently the bank has exceeded the order’s total risk-based capital ratio goal of 13% and we expect to achieve the leverage ratio target of 10% by year-end without the injection of any new capital.” Ryback concluded, “Reducing problem assets has been and will continue to be one of the top priorities of the company. We remain dedicated to returning Plumas Bank to a position of strength.”
Founded in 1980, Plumas Bank is a locally owned and managed full-service community bank based in Northeastern California. The Bank operates eleven branches located in the counties of Plumas, Lassen, Placer, Nevada, Modoc and Shasta. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the United States Small Business Administration. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.
In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.
Contact: Elizabeth Kuipers
Vice President, Marketing Manager & Investor Relations Officer
Plumas Bank
35 S. Lindan Ave.
Quincy, CA 95971
530.283.7305 ext.8912
Fax: 530.283.9665
investorrelations@plumasbank.com